SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2003

                                Albertson's, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                  1-6187            82-0184434
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     (State or Other Jurisdiction     (Commission         (IRS Employer
           of Incorporation)          File Number)     Identification No.)

         250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho     83726
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              (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (208) 395-6200
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Item 12. Results of Operations and Financial Condition.

On December 5, 2003, the Company released its sales and earnings for the third quarter of 2003. The text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read together with the information contained in the reports that we file with the Securities and Exchange Commission, including the financial statements and related notes contained in those reports.

The press release contains the non-GAAP financial measure of adjusted comparable and identical store sales. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the release of adjusted comparable and identical store sales to the most directly comparable GAAP financial measures. We present these non-GAAP financial measures because we believe a comparison of actual to adjusted store sales data is useful to investors to communicate management's belief of the impact of the Southern California labor dispute on trends in sales experienced during the majority of the third quarter.

This information is being furnished under Item 12 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ALBERTSON'S, INC.

                                             By:      /s/ Felicia D. Thornton
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                                             Name:  Felicia D. Thornton
                                             Title: Executive Vice President and
                                                      Chief Financial Officer

Dated: December 5, 2003
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                                  EXHIBIT INDEX

Exhibit     Description
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99.1        Press release dated December 5, 2003